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                                                                    EXHIBIT 21.1


                          SUBSIDIARIES OF REGISTRANT
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Athlete Direct, Inc., a Delaware corporation

Pro Sports Xchange, Inc., a Delaware corporation

SportsAuthentics.com, Inc., a Delaware corporation

RotoNews, Inc., a Delaware corporation